Exhibit 99.1

CEO Names SAIC Group President Stu Shea to Chief Operating Officer

MCLEAN, Va., Mar. 5, 2012 /PRNewswire via COMTEX/ —SAIC, Inc.’s (NYSE: SAI) announced today that Stu Shea, president of SAIC’s Intelligence, Surveillance and Reconnaissance (ISR) Group, is the chief operating officer effective immediately. Shea currently leads nearly 13,000 scientists and engineers providing support for customers across the full spectrum of national security programs.

“Stu has dedicated his life to serving our nation by aligning his passion for leadership, mentoring, community service, and business performance all to build capabilities to serve our warfighters,” said CEO John Jumper. “In doing so, Stu has distinguished himself through a successful combination of business and professional accomplishments that have served SAIC and the nation well.”

“I am honored to have been selected as the COO of SAIC and am excited about working with John Jumper to face the challenges ahead in our industry,” Shea said. “Also, I am grateful to be given the opportunity to work with an extraordinary leadership team in refining and executing our strategy for growth. I look forward to maximizing our operational performance for our shareholders as we continue to provide solutions vital to our customers’ most important missions.”

Prior to joining SAIC in October 2005, Shea served as vice president, Space and Intelligence, in the TASC Business Unit of Northrop Grumman Corporation. Under his leadership, the unit provided mission support to the 16 agencies under the purview of Office of the Director of National Intelligence and the Department of Defense’s space superiority programs. Earlier in his career, he held several leadership positions with PAR Technology Corporation.

In 2003, Shea was named to the 12-member National Commission for the Review of the Research and Development Programs of the U.S. Intelligence Community, which was established by Congress to review the full range of current research and development programs in the intelligence community.

Shea currently serves as Chairman of the Board for two SAIC subsidiaries: CloudShield Technologies, Inc. and Science, Engineering and Technology Associates Corporation (SET), and previously served as Chairman of three others. He is the Chairman and CEO of the United States Geospatial Intelligence Foundation, a member of the University of Kansas College of Liberal Arts & Sciences Advisory Board, the Intelligence and National Security Alliance (INSA) Advisory Board, and has previously served as a Member of the Advisory Board of the University of Virginia’s Department of Systems and Information Engineering. Shea is an internationally recognized author and has served on several major international refereed journal editorial boards. He served as a Committee Member, National Academy of Sciences, National Research Council, Commission on Engineering and Technical Systems, Marine Board. He is a former National Director, Cartography and Geographic Information Society, member of the Sustaining Member Council for the American Society for Photogrammetry and Remote Sensing, and is a Fellow, American Congress on Surveying and Mapping. Shea is a 2009 recipient of the Federal Computer Week Fed100 award for the top executives in the IT industry.

Shea received a Bachelor of Science degree from the State University of New York at Albany and a Master of Arts degree from the University of Kansas. In addition, he is a graduate of numerous executive education programs, including the Darden School of the University of Virginia, Harvard Business School, the Wharton School at the University of Pennsylvania, and The George Washington University’s School of Business and Public Management.

About SAIC SAIC is a FORTUNE 500® scientific, engineering, and technology applications company that uses its deep domain knowledge to solve problems of vital importance to the nation and the world, in national security, energy & environment, health, and cybersecurity. The company’s approximately 41,000 employees serve customers in the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, other U.S. Government civil agencies and selected commercial markets. Headquartered in McLean, Va., SAIC had annual revenues of approximately $11 billion for its fiscal year ended January 31, 2011. For more information, visit http://www.saic.com/.

SAIC: From Science to Solutions®

Statements in this announcement, other than historical data and information, constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements, or industry results to be very different from the results, performance, or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in SAIC’s Annual Report on Form 10-K for the period ended January 31, 2011, and other such filings that SAIC makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

Contact:	Melissa Koskovich

(703) 676-6762

koskovichm@saic.com